As filed with the Securities and Exchange Commission on January 7, 2000

                            Registration No.333-____

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                ----------------

                               FFLC BANCORP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                    59-3204891
--------------------------------                   -------------------
(State or other jurisdiction of                      (IRS Employer
incorporation or organization)                     Identification No.)


                    800 North Boulevard West P.O. Box 490420
                                Leesburg, Florida
                                 (352) 787-3311
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          George W. Murphy, Jr. , Esq.
                         Muldoon, Murphy & Faucette LLP
                           5101 Wisconsin Avenue, N.W.
                             Washington, D.C. 20016
                                 (202) 362-0840
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

      If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
      Title of Shares            Amount          Proposed Maximum       Proposed Maximum           Amount of
     to be Registered       to be Registered      Offering Price            Aggregate          Registration Fee
                                                   Per Unit (2)        Offering Price (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                  500,000              $14.53               $7,265,000               $1,918
--------------------------------------------------------------------------------------------------------------------

(1)  Pursuant  to  Rule  416,  this   Registration   Statement  also  covers  an
     indeterminate number of shares of Common Stock that may be issued as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee. Based on the average of high and low prices reported on the Nasdaq National Market as of January 5, 2000 pursuant to Rule 457(c).

                         [FFLC BANCORP, INC. LETTERHEAD]

                                January __, 2000

Dear Shareholder:

         The Board of Directors recently voted to establish the FFLC Bancorp Dividend Reinvestment Plan ("Plan") to provide shareholders of record of at least 50 shares with a convenient and economical way to automatically reinvest all or a portion of their cash dividends and to invest optional cash payments, subject to minimum and maximum purchase limitations, in additional shares of common stock. You pay no service charges or brokerage commissions for common stock purchased under the Plan.

         The Plan is completely voluntary. You may terminate your participation at any time. If you wish to participate in the Plan, complete and return the enclosed Authorization Form. If you do not wish to participate in the Plan, you will continue to receive your dividends, if and when declared, by check from the Company.

         All of the features, terms and conditions of the Plan are detailed in the enclosed Prospectus, which you should read carefully. The Prospectus, in simple question-and-answer format, should answer most of the questions you may have about the Plan. If you have additional questions, please address them to the Plan Administrator, Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, Attention: Dividend Reinvestment Department (telephone number 1-800-368-5948).

         The Company values its shareholders and we hope that you find this new Plan an attractive means for holding your shares and increasing your investment.

                                           Sincerely,

                                           /s/ Stephen T. Kurtz

                                           Stephen T. Kurtz
                                           President and Chief Executive Officer

PROSPECTUS

                                  FFLC BANCORP

                           DIVIDEND REINVESTMENT PLAN

         The Dividend Reinvestment Plan ("Plan") of FFLC Bancorp, Inc., ("Company") provides shareholders of record of at least 50 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), with a convenient and economical way to reinvest, at no cost, all or a portion of their regular cash dividends and to invest optional cash payments, subject to minimum and maximum purchase limitations, in additional shares of Common Stock. Any special cash dividends or any other cash distributions that the Company may declare and pay on the Common Stock are ineligible for reinvestment.

         Any holder of record of 50 or more shares of Common Stock (including shares held within the Plan) is eligible to participate in the Plan. Beneficial owners whose shares are registered in a name other than their own (e.g., held in the name of a broker or bank nominee) and who wish to participate in the Plan must become record holders of 50 or more shares by transferring at least 50 shares into their own names. Only dividends paid on shares registered in your name are eligible for investment under the Plan.

         Plan participants may elect to have regular cash dividends paid on all or a portion of their shares of Common Stock automatically reinvested in additional shares of Common Stock. Holders of Common Stock who choose not to participate in the Plan will continue to receive regular cash dividends on shares of Common Stock registered in their name, when and if declared, by check from the Company or direct deposit.

         Shares of Common Stock purchased under the Plan will be purchased either directly from the Company or in the open market. The purchase price for each share of Common Stock purchased with reinvested dividends will be 100% of the market price on the relevant date of investment. See Question 12.

         This Prospectus relates to 500,000 shares of Common Stock registered for sale under the Plan. These shares may be either authorized but unissued shares or shares reacquired and held in the Company's treasury. This Prospectus also covers an indeterminate number of shares of Common Stock that may be issued as a result of stock splits, stock dividends or similar transactions. Participants should retain this Prospectus for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

See "RISK FACTORS" beginning on page 4 for a discussion of certain factors that should be considered by Plan participants.

The shares of Common Stock offered hereby are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

                The date of this Prospectus is January 7, 2000.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC" or "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material also can be obtained at prescribed rates from the Commission's Public Reference Room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Reports, proxy statements and other information filed by the Company are also available on the Internet at the Commission's World Wide Web site at http://www.sec.gov. In addition, materials filed by the Company are available for inspection at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

         This Prospectus constitutes part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended ("Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Common Stock. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, where a copy of such document has been filed as an exhibit to the Registration Statement or otherwise has been filed with the Commission, reference is made to the copy so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by the Company with the SEC are hereby incorporated by reference: (i) the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1998, and (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of this offering shall be deemed to be incorporated by reference from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this material to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request, a copy of any or all of the documents incorporated by reference herein (including exhibits that are specifically incorporated by reference in such documents). Written or oral request should be directed to Sandra L. Rutschow, Vice President and Secretary, FFLC Bancorp, Inc., P. O. Box 490420, Leesburg, Florida 34749-0420. The telephone number is (352) 787-3311.

================================================================================
                             SUMMARY PLAN HIGHLIGHTS

         The following summary explains the significant aspects of the Plan. For additional information about the Plan, please refer to the more detailed information in this Prospectus.

Purpose of the Plan

         The purpose of the Plan is to provide record owners of at least 50 shares of common stock, par value $0.01 per share ("Common Stock"), of FFLC Bancorp, Inc., ("Company") with a convenient and economical method of investing regular cash dividends paid on shares of Common Stock. The Plan also provides record owners with a means of making optional cash payments, subject to minimum and maximum purchase limitations, to purchase Common Stock. Any special cash dividends or other cash distributions that the Company may declare and pay on the Common Stock are ineligible for reinvestment. If you are eligible but do not wish to participate in the Plan, you will continue to receive regular cash dividends, when declared and paid by the Company, by check from the Company or direct deposit.

Automatic Dividend Reinvestment

         The Plan is administered by Registrar and Transfer Company ("Plan Administrator"). If you enroll in the Plan, your regular cash dividends will be automatically invested in shares of Common Stock by the Plan Administrator at no cost to you. You may also make optional cash payments subject to a minimum cash payment of $100 and an annual maximum purchase limit of $100,000. Once enrolled, you do not need to take any further action.

         If a particular cash dividend is not enough to buy a whole share of Common Stock, your account will be credited by the Plan Administrator with a fractional share computed to four decimal places. Fractional shares also earn cash dividends that will be applied toward your next regular cash dividend payment.

No Administration Fees or Broker Commissions for Stock Purchases

         You will not pay any charges for brokerage commissions or administrative fees on purchases of Common Stock made through the Plan. The Company pays all costs associated with the Plan. However, you will have to pay brokerage commissions for the sale of any shares held in the Plan plus a $10.00 service fee. There is a $5.00 fee to issue a stock certificate for shares held in the Plan.

Simplified Record Keeping

         No stock certificates will be delivered except upon your written request. The Plan Administrator will send you a report confirming each purchase of Common Stock made for your account. The number of shares purchased will be based on the amount of cash dividends reinvested and the purchase price for Common Stock.

Termination or Withdrawal of Shares

         You can terminate participation in the Plan or withdraw a portion of your shares at any time by notifying the Plan Administrator in writing. If you terminate your participation, certificates for full shares of Common Stock credited to your account will be issued and a cash payment will be made for any fractional shares. Upon request, the Plan Administrator will sell whole shares credited to your account and pay you the proceeds after deducting any applicable service charges and brokerage fees.

                                       2
================================================================================

================================================================================
How to Participate

         If you wish to reinvest your regular cash dividends automatically towards the purchase of Common Stock, simply complete the enclosed Authorization Form and mail it to the Plan Administrator at the following address:

                 Registrar and Transfer Company
                 10 Commerce Drive
                 Cranford, New Jersey  07016
                 Attention:  Dividend Reinvestment Department


         Questions regarding the Plan can be directed to either the Company or the Plan Administrator at the above address (Toll Free: 1-800-368-5948). The address of the Company's principal executive office is 800 North Boulevard West, P.O. Box 490420, Leesburg, Florida 34748 (telephone number (352) 787-3311).






================================================================================

                                   THE COMPANY

         The Company, a Delaware corporation, is primarily engaged in the business of planning, directing, and coordinating the business activities of its wholly owned subsidiary, First Federal Savings Bank of Lake County ("Bank'). On January 4, 1994, the Company completed the sale of its common stock in connection with the conversion of the Bank from the mutual to stock form of organization. The Bank is a federally chartered, community-oriented savings institution offering a variety of financial services to meet the needs of the communities it serves, accepting savings and demand deposits and providing mortgage, consumer and commercial loans to the general public through twelve retail banking offices. The Bank conducts business principally in Lake, Sumter and Citrus counties in Florida.

                                  RISK FACTORS

         An investment in the shares of common stock offered by this Prospectus involves risk. In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully in evaluating participation in the Plan. This Prospectus contains certain "forward-looking statements" (as defined in the federal securities laws) concerning the Company's proposed operations, performance and financial condition. These statements are not historical facts and are based upon a number of assumptions and estimates beyond the control of the Company. Actual results may differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those set forth below.

Restrictions on Ability to Pay Dividends

         Future declarations and payments of dividends on the Common Stock, if any, will depend upon the earnings and financial condition of the Company, liquidity and capital requirements, the general economic and regulatory climate and other factors deemed relevant by the Company's Board of Directors. The Company's principal source of funds to pay dividends on the shares of Common Stock will be cash dividends that the Company receives from the Bank. There are statutory and regulatory requirements applicable to the payment of dividends by the Bank, as well as by the Company, to its shareholders.

         Under the regulations of the Office of Thrift Supervision ("OTS"), the Bank's primary federal regulator, the Bank, with prior notice to and the non-objection of the OTS, could distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year. This qualitative limit applies so long as the Bank remains a well-capitalized and well-managed institution as defined under applicable OTS regulations. Otherwise, the Bank's ability to pay dividends would be further limited.

         The federal banking statutes prohibit federally insured banks from making any capital distributions (including a dividend payment) if, after making the distribution, the institution would be "undercapitalized" as defined by statute. In addition, the relevant federal regulatory agencies also have authority to prohibit an insured bank from engaging in an unsafe or unsound practice, as determined by the agency, which could include the payment of dividends.

         Under Delaware law, the Company generally is limited to paying dividends in an amount equal to the excess of its net assets (total assets minus total liabilities) over its statutory capital or, if such excess does not exist, to its net profits for the current and/or immediately preceding fiscal year.

Possible Dilutive Effect of the Plan

         The Plan allows for the issuance of authorized but unissued shares by the Company. In the event that authorized but unissued shares are issued under the Plan, the voting interests of existing shareholders will be diluted and net income per share and stockholders' equity per share will decrease.

Local Economic Conditions

         The Bank's success depends to a large extent upon general economic conditions in the communities it serves. The Bank primarily operates in Lake, Sumter and Citrus Counties, Florida. A decline in the economy of these counties could have a material adverse effect on the Bank's business, including the demand for new loans, refinancing activity, the ability of borrowers to repay outstanding loans and the value of loan collateral, and could adversely affect the Bank's asset quality and net income.

Government Regulation

         The banking industry is regulated by and subject to regular examination by federal and state regulatory authorities. Under federal banking law, the Company and the Bank are subject to supervision and limitations with respect to extending credit, purchasing securities, paying dividends, making acquisitions, branching and many other aspects of the banking business. Banking laws are designed primarily to protect depositors and customers, not investors, and include, among other things, minimum capital requirements, limitations on products and services offered, consumer credit regulations, community investment requirements and restrictions on transactions with affiliated parties. Financial institution regulation has been the subject of significant legislation in recent years, and may be the subject of further significant legislation in the future, none of which is within the control of the Company. This regulation substantially affects the business and financial results of all financial institutions and holding companies, including the Company and the Bank. The Company is not able to predict the impact of changes in such regulations on the Bank's business and profitability, some or all which may be materially adverse to the Bank.

Competition

         The banking business is highly competitive, and the Bank's profitability depends principally upon the Bank's ability to compete in the market areas in which it operates. The Bank competes with commercial banks, other savings institutions, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms, asset-based non-bank lenders and certain other nonfinancial institutions, including retail stores which may maintain their own credit programs, and certain governmental organizations which may offer more favorable financing than the Bank. Many competitors may have greater financial and other resources than the Bank.

         The Bank has been able to compete effectively with other financial institutions by emphasizing customer service, by establishing long-term customer relationships and building customer loyalty, and by providing products and services designed to address the specific needs of its customers. Although the Bank has been able to compete effectively in the past, no assurance may be given that the Bank will be able to continue to do so. Further, changes in government regulation of banking, particularly legislation which removes restrictions on interstate banking and permits interstate branching, are likely to increase competition by out-of-state banking organizations or by other financial institutions in the Bank's market areas. Recent legislation which permits consolidations among banks, insurance companies and investment banking companies may further increase competitive pressure.

Control by Management

         As of December 30, 1999, the directors and officers of the Company beneficially owned approximately 6% of the outstanding shares of Common Stock (including shares subject to outstanding currently exercisable stock options and shares that may be issued under various stock benefit plans). Accordingly, those persons have substantial influence over the business, policies and affairs of the Company, including the potential ability to control the election of directors and other matters requiring shareholder approval by simple majority vote.

Investment Risk

         The shares of Common Stock to be issued under the Plan are subject to general investment risk. Periodically, the stock market experiences substantial price and volume volatility. Those market fluctuations may be unrelated to the operating performance of particular companies whose shares are traded and may adversely affect the market price of the Common Stock. The Company cannot assure you that the market price of the Common Stock will not decline below the price at which the shares are purchased under the Plan.

Interest Rate Risk

         As the holding company for the Bank, the Company's financial condition and performance depends primarily on the financial condition and performance of the Bank which is greatly affected by changes in market interest rates. The market value of the Bank's investment securities fluctuate based on the level of market interest rates. In addition, the Bank's earnings depend primarily on "rate differentials," which are the differences between interest income earned on loans and investments and the interest expense paid on deposits and other borrowings. These rates are highly sensitive to many factors that are beyond the Bank's control, including general economic conditions and the policies of various governmental and regulatory authorities. Increases in the federal funds rate by the Board of Governors of the Federal Reserve System usually lead to rising interest rates which affect the Bank's interest income, interest expense and investment portfolio. Also, governmental policies, such as the creation of a tax deduction for individual retirement accounts, can increase savings and affect the cost of funds. From time to time, maturities of assets and liabilities are not balanced, and a rapid increase or decrease in interest rates could have an adverse effect on the net interest margin and results of operations of the Bank. The nature, timing and effect of any future changes in federal monetary and fiscal policies on the Bank and its results of operations are not predictable.

Potential Year 2000 Computer Malfunctions

         The advent of the year 2000 presents significant issues regarding how a Company's software and operating systems will deal with the numerical value representing the year 2000. This issue extends beyond individual companies to include the effect on other companies with which they do business, or by which they may be affected. The Company and the Bank have responded proactively to address this issue with respect to their systems and management believes that all operations affected by year 2000 issues have been tested and determined to be compliant. There can be no assurance, however, that there will not be any year 2000 operating problems or that no expenses will arise with respect to the Company's and the Bank's computer systems and software, or in connection with the Company's and the Bank's interface with the computer systems and software of their suppliers, clients and other financial institutions with which they interact. The year 2000 issue may also have an impact on the financial condition of the Company and the Bank if borrowers from the Bank become insolvent or are otherwise unable to repay loans made by the Bank as a result of year 2000 noncompliance.

                               FFLC BANCORP, INC.
                           DIVIDEND REINVESTMENT PLAN

         On December 30, 1999, the Board of Directors of the Company voted to adopt this Plan under which authorized but unissued shares of the Company's common stock, par value $0.01 per share ("Common Stock"), are available for issuance and sale to the shareholders of the Company. The Plan also allows for the purchase of the Company's Common Stock in the open market. The Plan will be in effect until amended, altered or terminated. The Company has reserved 500,000 shares of its Common Stock for issuance and sale under the Plan pursuant to this prospectus. The Plan is set forth below as a series of questions and answers explaining its significant aspects.

PURPOSE AND ADVANTAGES

1.       What is the purpose of the Plan?

         The purpose of the Plan is to provide holders of record of at least 50 shares of Common Stock (including shares held within the Plan) with a convenient and economical method of investing regular cash dividends paid on the Common Stock in additional shares of Common Stock without paying any brokerage commissions, service charges or other fees. The Plan also provides record owners with a means of making optional cash payments, subject to minimum and maximum purchase limitations, to purchase Common Stock. See Questions 21 and 22. Any special cash dividends or other cash distributions that the Company may declare and pay on the Common Stock are ineligible for reinvestment. Participants who elected to have their cash dividends reinvested will be deemed to have applied such cash dividends to the purchase of additional shares of Common Stock pursuant to the Plan. To the extent that those additional shares are purchased directly from the Company, the Company will receive additional funds to be used for general corporate purposes, including increased lending and investment.

2.       What are the advantages of the Plan?

         A Plan participant may (a) have cash dividends on all of his or her registered shares of Common Stock automatically reinvested in Common Stock or
(b) have cash dividends on a portion of his or her registered shares of Common Stock automatically reinvested in Common Stock.

         o Full Investment. Full investment of funds is possible under the Plan because fractions of shares, as well as whole shares, will be credited to a participant's account. Further, dividends on fractional shares, as well as whole shares, will be reinvested in additional shares of Common Stock and will be credited to a participant's account. Participants pay no brokerage commissions, service charges or other fees in connection with purchases under the Plan.

         o Safekeeping. A participant avoids the need for safekeeping of certificates for shares of Common Stock credited to his or her account under the Plan because they are held by the Plan. In addition, participants may deposit for safekeeping in their Plan account any stock certificates for Common Stock registered in their names through the free custodial service described in Question 24. Dividends on shares deposited for safekeeping under the Plan will also be reinvested. (See Questions 24 and 25.) By depositing shares for safekeeping, participants are relieved of the responsibility for loss, theft or destruction of the certificates.

         o Recordkeeping. Regular statements of account will be mailed to each participant in the Plan as soon as practicable after each purchase of Common Stock under the Plan. The statements will show the date of the investment, the amounts invested, the purchase price, the number and the market value of shares of Common Stock purchased and the number of shares of Common Stock in the participant's account, allowing for simplified record-keeping.

ADMINISTRATION

3.       Who administers the Plan for participants?

         Registrar and Transfer Company, the transfer agent for the Common Stock ("Plan Administrator"), administers the Plan for participants, maintains records, sends statements of account to participants and performs other duties relating to the Plan. The Plan Administrator will hold for safekeeping shares of Common Stock purchased for, or deposited for safekeeping by, each participant until termination of participation in the Plan or receipt of a written request from a participant for the issuance of a certificate for all or a portion of such shares. Shares of Common Stock purchased under the Plan and held by the Plan Administrator will be registered in its name or the name of one of its nominees and will be credited to the account of each participant. As the record holder of shares of Common Stock held for participants under the Plan, the Plan Administrator will receive dividends on such shares of Common Stock, will credit such dividends to each participant's account on the basis of full and fractional shares held in each account, and will automatically reinvest such dividends in additional shares of Common Stock. If the Plan Administrator should resign or otherwise cease to act as agent, the Company will make such other arrangements as it deems appropriate for the administration of the Plan.

         The Plan Administrator may be contacted by mail at:

                      Registrar and Transfer Company
                      10 Commerce Drive
                      Cranford, New Jersey 07016
                      Attention:  Dividend Reinvestment Department

         Telephone   inquiries  may  be  made  to  the  Plan   Administrator  at
1-800-368-5948. Please mention FFLC Bancorp, Inc. in all correspondence.

PARTICIPATION

4.       Who is eligible to participate in the Plan?

         All holders of record of 50 or more shares of Common Stock (including shares held within the Plan) are eligible to participate in the Plan. Beneficial owners whose shares are held only beneficially (i.e., in the name of a broker or bank nominee) and who wish to participate in the Plan must become owners of record of 50 or more shares by transferring at least 50 shares into their own names.

5.       How does an eligible shareholder enroll in the Plan?

         An eligible shareholder may enroll in the Plan by completing the enclosed Authorization Form and returning it to the Plan Administrator in the postage-paid envelope provided. Authorization Forms may be obtained at any time by written request to the Plan Administrator at the address set forth in Question 3, or to Sandra L. Rutschow, Vice President and Secretary, FFLC Bancorp, Inc., P.O. Box 490420, Leesburg, Florida 34749-0420.

6. Must a shareholder submit his or her certificate for Common Stock to the Plan Administrator in order to participate in the Plan?

         No. A participant should retain the stock certificates registered in his or her name and indicate on the Authorization Form whether the dividends on all or some number of such shares should be reinvested in shares of Common Stock. Of course, if the participant wishes to take advantage of the Plan's safekeeping feature, certificates for Common Stock may be sent to the Plan Administrator as set forth in Question 24. All shares of Common Stock purchased under the Plan will be held by the Plan for the account of the participant until withdrawn by the participant.

7.       When may an eligible shareholder join the Plan?

         An eligible shareholder may join the Plan at any time and investments will be made on his or her behalf as follows:

                  If an Authorization Form requesting reinvestment of Common Stock dividends is received by the Plan Administrator at least five (5) business days before the record date established for a particular Common Stock dividend, reinvestment will begin with that dividend payment date.

                  If an Authorization Form is received by the Plan Administrator less than five (5) business days before the record date established for a particular Common Stock dividend, reinvestment of dividends will begin with the dividend payment date immediately following the next dividend record date, if such shareholder is still a holder of record on the record date for that dividend.

8.       What does the Authorization Form provide?

         The Authorization Form provides for the purchase of additional shares of Common Stock through the following investment options:

                  A. "FULL DIVIDEND REINVESTMENT," which directs the Company to pay the Plan Administrator all of the participant's regular cash dividends on all shares of Common Stock then or subsequently registered in his or her name for reinvestment in accordance with the Plan.

                  B. "PARTIAL DIVIDEND REINVESTMENT," which directs the Company to pay the Plan Administrator regular cash dividends on less than all shares of Common Stock then registered in the participant's name for reinvestment in accordance with the Plan while continuing to pay the participant cash dividends on the remaining shares of Common Stock by check.

                  C. "OPTIONAL CASH PAYMENT" An initial optional cash payment may be made by a Participant when enrolling by enclosing a check or money order with the Authorization Form. Checks or money orders should be made payable to "Registrar and Transfer Company, Administrator" and returned along with the Authorization Form in the envelope provided.

         Regardless of the option selected, all cash dividends on shares of Common Stock credited to a participant's account as a result of reinvestment of dividends and shares held under the safekeeping deposit feature will be automatically reinvested in accordance with the Plan. A participant may change his or her election by written notice to the Plan Administrator at the address set forth in Question 3.

         The Authorization Form also appoints the Plan Administrator agent for each participant and directs the Plan Administrator to apply cash dividends in accordance with the terms of the Plan.

COSTS

9. Are there any costs to participants associated with purchases under the Plan?

         No. The Company pays all administration costs of the Plan. There are no brokerage commissions, service charges or other fees charged to participants in connection with the purchase of shares of Common Stock under the Plan. However, if a participant asks the Plan Administrator to sell shares of Common stock held in his or her account under the Plan, any brokerage commissions paid in connection with such sale will be charged to such participant along with a $10.00 service charge. (See Question 23).

PURCHASES

10.      What is the source of Common Stock purchased under the Plan?

         Shares of Common Stock will be purchased, at the Company's discretion, either directly from the Company, in which event such shares will be either authorized but unissued shares or shares held in the treasury of the Company, or on the open market, or by combination of the foregoing.

11.      When will shares be purchased under the Plan?

         In a month in which a regular cash dividend is paid on the Common Stock, the investment date for the regular dividend on the Common Stock and for optional cash payments received at least two (2) business days prior to the dividend payment date is the dividend payment date ("Investment Date"). In a month in which a regular cash dividend is not paid on the Common Stock, the investment date for optional cash payments received at least two (2) business days prior to the last business day of the month is the last business day of the month. ("Optional Payment Investment Date"). If an Investment Date falls on a day that is not a trading day, the Investment Date shall be the prior trading day.

         Purchases of Common Stock from the Company in a month in which a regular cash dividend is paid on the Common Stock will be made on the Investment Date. Purchases of Common Stock from the Company funded by optional cash payments in a month in which a regular cash dividend is not paid on the

Common Stock will be made on the last business day of the month. Purchases on the open market will begin on the Investment Date or Optional Payment Investment Date and will be completed no later than 30 days from that date except where completion at a later date is necessary or advisable under any applicable federal securities laws. If open market purchases cannot be completed within thirty (30) days, any uninvested dividends and optional cash payments will be paid in cash. Open market purchases may be made on the Nasdaq National Market, or by negotiated transactions and may be subject to such terms with respect to price, delivery, and other terms as to which the Plan Administrator may agree. Neither the Company nor any participant shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

12.      At what price will shares of Common Stock be purchased under the Plan?

         The purchase price of each share of Common Stock purchased by a participant in the Plan with reinvested dividends will be 100% of the market price. In the case of shares of Common Stock purchased from the Company, the "market price" is the average of the high and low sales prices of a share of Common Stock on the Nasdaq National Market on the Investment Date. If there is no trading in the shares of Common Stock on the Nasdaq National Market for a substantial amount of time at the time of any Investment Date, the Company will determine the market price on the basis of such market quotations as it shall deem appropriate. In the case of purchases of Common Stock on the open market, the "market price" will be the weighted average purchase price of shares purchased for the relevant Investment Date.

13.      How many shares of Common Stock will be purchased for participants?

         The number of shares of Common Stock to be purchased depends on the amount of a participant's reinvested dividends and the applicable purchase price as determined in the manner described in Question 12. Each participant's account will be credited with that number of shares, including fractions computed to four decimal places, equal to each participant's total amount to be invested divided by the Purchase Price.

REPORTS TO PARTICIPANTS

14.      What kinds of reports will be sent to participants in the Plan?

         As soon as practicable after each Investment Date on which shares of Common Stock have been purchased for a participant's Plan account, the Plan
Administrator will mail a statement of account to the participant. Each statement of account will be cumulative for each calendar year. The statement is a participant's continuing record of the cost of his or her purchases and should be retained for income tax purposes. In addition, each participant will receive copies of communications sent to holders of the Common Stock generally, including the Company's Annual Reports to Shareholders, Notice of Annual Meeting and Proxy Statement, and any Internal Revenue Service information for reporting dividend income.

DIVIDENDS ON FRACTIONS OF SHARES

15.      Will participants be credited with dividends on fractions of shares?

         Yes. Dividends paid on fractions of shares of Common Stock held under the Plan, as well as on whole shares of Common Stock, will be credited to the participant's account and will be reinvested in additional shares.

ISSUANCE OF CERTIFICATES FOR COMMON STOCK

16.      Will certificates be issued for shares of Common Stock purchased?

         No. Certificates will not be issued to a participant for shares of Common Stock credited to his or her account unless he or she so requests of the Plan Administrator in writing, or until his or her account is terminated. The number of shares of Common Stock credited to an account under the plan will be shown on the participant's statement of account. This safekeeping service protects against loss, theft or destruction of stock certificates.

         At any time, a participant may request in writing that the Plan Administrator send him or her a certificate for all or a portion of the whole shares of Common Stock credited to his or her account as described in Question
17. There is a $5.00 service fee to issue a certificate. Any remaining whole shares and any fractions of a share will continue to be credited to the participant's account. (See Question 18.)

         Shares of Common Stock credited to the account of a participant under the Plan may not be pledged or assigned. A participant who wishes to pledge or assign any such shares must request that a certificate for such shares be issued in his or her name.

         Certificates   for   fractions  of  a  share  will  not  be  issued  to
participants under any circumstances. (See Questions 17 and 20.)

         An institution that is required by law to maintain physical possession of certificates may request the issuance of certificates for whole shares purchased under the Plan. This request must be made for each payment date and mailed to the Plan Administrator at the address set forth in Question 3.

17.      Can a participant withdraw shares of Common Stock held under the Plan?

         Yes. Certificates for any number of whole shares held in the participant's account under the Plan will be issued upon receipt by the Plan Administrator of a written request signed by the participant, specifying the number of whole shares to be withdrawn. This request should be sent to the Plan Administrator at the address set forth in Question 3 and should contain a reference to FFLC Bancorp, Inc. Depending on the participant's authorization, the dividends on these withdrawn shares may continue to be reinvested pursuant to the Plan. (See Question 18.)

18. Will dividends on shares of Common Stock withdrawn from the Plan continue to be reinvested?

         If the participant has authorized "Full Dividend Reinvestment," cash dividends with respect to shares of Common Stock withdrawn from a participant's account will continue to be reinvested. However, if cash dividends with respect to only part of the shares of Common Stock registered in a participant's name are being reinvested, the Plan Administrator will continue to reinvest dividends on only the number of shares specified by the participant on the Authorization Form unless a new Authorization Form specifying a different number of shares is delivered to the Plan Administrator.

19. What happens when a participant sells or transfers all or a portion of the shares of Common Stock registered in his or her name?

         If a participant who is reinvesting the cash dividends on part of the shares of Common Stock registered in his or her name disposes of a portion of such shares, the Plan Administrator will continue to reinvest the dividends on the remainder of the shares up to the number of shares of Common Stock originally specified on the Authorization Form, provided the participant continues to hold at least 50 shares in his or her name, in the Plan.

         If a participant disposes of his or her shares of Common Stock (including shares credited to his or her account under the Plan) so that the total balance of his or her shares is less than 50 shares, the Plan Administrator will discontinue the investment of regular cash dividends on the shares credited to the participant's account under the Plan, or otherwise, until the participant's share ownership increases to at least 50 shares in the aggregate. All applicable dividends will be paid in cash until such participant's stock ownership increases to at least 50 shares. If following a disposition of stock, a participant's aggregate record ownership of the Common Stock is less than 50 shares of Common Stock, the Plan Administer will notify the participant that he or she is no longer eligible to participate in the Plan. If the participant does not increase his or her stock ownership to at least 50 shares within 30 days of such notice, a certificate will be issued for the whole number of shares in the account, a cash payment will be made for any fractional shares and the account will be terminated. There will be a $5.00 service fee to issue a certificate.

20. In whose name will certificates be registered when issued to participants?

         Shareholder accounts under the Plan are maintained in the names in which certificates of participants were registered at the time they enrolled in the Plan. Accordingly, certificates for whole shares of Common Stock will be similarly registered when issued. Should a participant want such shares registered in any name other than that of the holder of record participant in the Plan, he or she must indicate such name in his or her request. In the event of such re-registration, a participant would be responsible for any possible transfer taxes and for compliance with any applicable transfer requirements. In addition, federal backup withholding of 31% may apply to dividends subsequently paid on such re-registered shares unless the taxpayer identification number of the person in whose name such shares are registered is provided to the Plan Administrator. (See Question 33.)

OPTIONAL CASH PAYMENTS

21.      Who will be eligible to make optional cash payments?

         Stockholders who have submitted a properly completed Authorization Form are eligible to make optional cash payments at any time. The Plan Administrator will apply any optional cash payments received from a Participant no later than 2 business days before an Optional Investment Date to the purchase of shares for the account of the Participant. Any optional cash payment received within 2 business days of or after an Optional Investment Date will be applied to the next Optional Investment Date.

         An initial optional cash payment may be made by a Participant when enrolling be enclosing a check or money order with the Authorization Form. Checks or money orders should be made payable to "Registrar and Transfer Company, Administrator" and returned along with the Authorization Form in the envelope provided. Thereafter, optional cash payments may be made at any time by sending them to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, Attn: Dividend Reinvestment

Department. Participants may also authorize a periodic automatic draft on a deposit account at their bank or other depository institution in accordance with its rules and procedures or by any other method authorized by the Participant from time to time. Please include your Plan account number on your check (or money order) and on any correspondence with respect to the Plan. While optional cash payments may be made at any time, it is recommended that they be sent so as to be received at least 5 days before an Optional Investment Date. NO INTEREST WILL BE PAID ON THESE PAYMENTS. A Participant may obtain the return of any optional cash payment by written notice to and received by the Plan Administrator up to 2 business days before it is to be invested.

22.      What are the limitations on making optional cash payments?

         Optional cash payments may be made at any time. The same amount of money need not be sent each month and you are under no obligation to make an optional cash payment at any time. An optional cash payment must be at least $100 in amount, and payment on behalf of any Participant may not aggregate to more than $100,000 in any calendar year. For purposes of this limitation, all Plan accounts controlled by a Participant will be aggregated. Participants may, however, invest amounts in excess of the $100,000 maximum purchase limit with the prior approval of the Company. The grant or denial of waivers will be made by the Company in its sole discretion and on either a uniform or selected basis. In considering any requests for a waiver of the $100,000 maximum annual purchase limit, the Company will consider the then-current market price for the Common Stock, the identity of the party requesting the waiver, the Company's capital needs, and such other factors as it deems relevant under the circumstances. Requests for such prior approval should be directed, prior to the beginning of any relevant pricing period, to the attention of Sandra L. Rutschow, Vice President and Secretary at (352) 787-3311.

TERMINATION OF PARTICIPATION

23. How may a participant withdraw from and cease participation in the Plan?

         A participant may withdraw from participation in the Plan entirely at any time. To do so, a participant must notify the Plan Administrator in writing that he or she wishes to withdraw. Such notice should be forwarded to the Plan Administrator at the address set forth in Question 3. When a participant withdraws from the Plan or upon termination of the Plan by the Company, a certificate for the number of whole shares of Common Stock credited to his or her account under the Plan will be issued and a cash payment will be made for any fractions of a share. Such cash payment will be based on the actual market price of a share of Common Stock less any brokerage fees or commissions, any other costs of sale and any transfer tax. Federal backup withholding of 31% may apply to any such cash payments from the Plan. (See Questions 32 and 33.)

         If the Plan Administrator receives the request to withdraw and cease participation prior to the record date for a dividend, the withdrawal will be processed promptly following receipt of the request. If the request to withdraw and cease participation is received on or after the record date for a dividend payment, the request may not become effective until any cash dividend paid on the dividend payment date has been reinvested and the shares of Common Stock purchased are credited to the participant's account under the Plan. The Plan Administrator, in its sole discretion, may either pay any such dividend in cash or reinvest it in Common Stock on behalf of the terminating participant. The request for withdrawal will then be processed as promptly as possible following such Investment Date.

         After a participant ceases to participate in the Plan, all subsequent dividends will be paid to the participant in cash unless he or she re-enrolls in the Plan, which he or she may do at any time by requesting an Authorization Form from the Plan Administrator or from the Company.

         In his or her written request for withdrawal of shares from the Plan, a participant may also request that all or a portion of the whole shares of Common Stock credited to his or her account be sold. If he or she requests such sale, the sale will be made by the Plan Administrator as promptly as possible after processing the request for withdrawal. Subject to the applicability of federal backup withholding, the participant will receive the proceeds from such sale, less any brokerage fees or commissions, a $10.00 service fee, any other costs of sale and any applicable transfer tax.

SAFEKEEPING

24. How does a participant deposit shares of Common Stock for safekeeping under the Plan?

         A participant may deposit with the Plan Administrator any Common Stock certificates registered in his or her name for safekeeping under the Plan. There is no charge for this custodial service. By having the Plan Administrator hold such certificates, a participant is relieved of the responsibility for loss, theft or destruction of any such certificates. Dividends paid on shares of Common Stock held for safekeeping by the Plan Administrator will be reinvested in shares of Common Stock pursuant to the Plan.

         Participants who wish to deposit their Common Stock certificates with the Plan Administrator for safekeeping under the Plan should send their certificates (which need not be endorsed) to the Plan Administrator at the address set forth in Question 3. Because the participant bears the risk of loss in sending Common Stock certificates to the Plan Administrator, it is recommended that certificates be sent by registered mail, return receipt requested and properly insured. Whenever certificates are issued to a participant either upon request for withdrawal or termination of participation, new, differently numbered certificates will be issued.

25. May a participant request that his or her shares of Common Stock be deposited for safekeeping under the Plan without having the dividends thereon reinvested?

         No. Safekeeping under the Plan is only available for shares of Common Stock on which dividends are being reinvested in additional shares of Common Stock under the Plan.

OTHER INFORMATION

26. If the Company declares and pays a special cash dividend or any other cash distribution on the shares of Common Stock, are they eligible for reinvestment under the Plan?

         No. Only regular cash dividends declared and paid by the Company and optional cash payments, subject to minimum and maximum purchase limitations, are eligible for reinvestment.

27. If the Company conducts a rights offering, how will the rights on the shares of Common Stock held under the Plan be handled?

         If a participant is entitled to participate in a rights offering, he or she will receive rights certificates for only the number of whole shares of Common Stock held for his or her account under the Plan.

28. What happens if the Company splits its stock or declares a dividend or other distribution payable in stock or other noncash assets?

         Any dividend payable in Common Stock or split shares of Common Stock distributed by the Company on shares of Common Stock credited to the account of a participant under the Plan will be added to the participant's account. Any dividend or other distribution payable in stock other than Common Stock and all other noncash dividends distributed by the Company on shares of Common Stock credited to the account of a participant under the Plan will be mailed directly to such participants in the same manner as to shareholders who are not participating in the Plan. Of course, all stock dividends, split shares and other noncash distributions made on shares of Common Stock registered in the name of the participant and not held by the Plan will also be mailed directly to the participant.

29. How will a participant's shares of Common Stock held in the Plan be voted at shareholders' meetings?

         Shares of Common Stock held by the Plan Administrator under the Plan for a participant will be voted as the participant directs in a proxy card provided for that purpose. A proxy card will be sent to each participant in connection with any annual or special meeting of shareholders, as in the case of shareholders not participating in the Plan. This proxy will apply to all whole shares of Common Stock registered in the participant's own name, if any, as well as to all shares credited to the participant's account under the Plan. The Plan Administrator will aggregate the participant's shares voting in a certain way on each matter presented to the shareholders and, after completing such aggregation, any fractions of a share will not be voted.

30. What are the responsibilities of the Company and the Plan Administrator under the Plan?

         The Company and the Plan Administrator will not be liable under the Plan for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death or with respect to the prices at which shares of Common Stock are purchased or sold for the participant's account, the times when such purchases or sales are made, or with respect to any fluctuation in market value of the Common Stock.

         The participant should recognize that neither the Company nor the Plan Administrator can assure him or her of a profit or protect the participant against a loss on the Common Stock purchased by him or her under the Plan.

31.      May the Plan be changed or discontinued?

         Notwithstanding any other provision of the Plan, the Board of Directors of the Company or any designated committee thereof may amend, suspend, modify or terminate the Plan at any time (including the period between a record date and a dividend payment date). Notice of any such amendment, suspension, modification or termination will be sent to all participants. Upon a termination of the Plan, certificates for whole shares of Common Stock credited to a participant's account under the Plan will be issued, and a cash payment will be made for any fractions of a share credited to a participant's account. Such cash payment may be subject to backup withholding and will be based on the actual market price of a share of Common Stock less any brokerage fees or commissions, any other costs of sale and any transfer tax.

TAXES

32. What are the federal income tax consequences of participation in the Plan?

         Reinvested Dividends. In the case of shares of Common Stock purchased directly from the Company with reinvested dividends, a participant will be subject to federal income tax on a taxable dividend in an amount equal to the number of shares of Common Stock so purchased multiplied by the fair market value (as defined below) on the Investment Date of the shares so acquired. The participant's basis in such shares will also equal the fair market value of the shares on the relevant Investment Date.

         Alternatively, when the Plan Administrator purchases shares of Common Stock on the open market with reinvested dividends, a participant will be subject to federal income tax on a taxable dividend in an amount equal to the actual purchase price to the Plan Administrator of the shares so acquired plus that portion of any brokerage commissions paid by the Company which is attributable to the purchase of the participant's shares. The participant's basis in such shares will equal their actual purchase price to the Plan Administrator plus allocable brokerage commissions.

         For purposes of this Question 32, the "fair market value" of shares on the Investment Date will be determined under applicable Internal Revenue Service regulations. Under those regulations, if the Common Stock trades on the Investment Date, the fair market value is the average of the high and low sales prices as reported on the Nasdaq National Market for that date; if the Common Stock does not trade on that date, the fair market value is the weighted average of the mean of the high and low sales prices on the nearest trading dates before and after the Investment Date.

         Receipt or Disposition of Shares. A participant will not realize any taxable income when he or she receives a certificate for whole shares of Common Stock credited to his or her account, either upon his or her request for a certificate for certain of such shares or upon withdrawal from or termination of the Plan.

         A participant will realize gain or loss when shares of Common Stock are sold or exchanged, whether such sale or exchange is pursuant to his or her request upon his or her withdrawal from the Plan or takes place after withdrawal from or termination of the Plan. In the case of fractions of a share, a participant will realize gain or loss when he or she receives a cash payment for such fractions of a share credited to his or her account. The amount of such gain or loss will be the difference between the amount which the participant receives for such whole shares or fractions of a share and the tax basis thereof.

         Additional Information. An information statement (on Form 1099) will be sent to each participant and to the Internal Revenue Service at year-end showing the amounts taxable to the participant during the year.

         All participants are urged to consult their own tax advisors to determine the particular tax consequences, including consequences under state and local laws, which may result from their participation in the Plan and the subsequent disposal by them of shares of Common Stock purchased pursuant to the Plan. The income tax consequences for participants who do not reside in the United States will vary between jurisdictions.

33. How are federal backup withholding provisions applied to participants in the Plan?

         Under the federal income tax law, each participant in the Plan is required to provide his or her correct taxpayer identification number to the Plan Administrator. For an individual, the taxpayer identification number is his or her social security number. If the correct number is not provided, dividends paid on shares of Common Stock held for a participant under the Plan and dividends paid on shares of Common Stock held by a participant (including dividends paid into the Plan and including any deemed dividends resulting from the payment of brokerage fees by the Company) may be subject to backup withholding. In addition, cash distributions from the plan as described in Question 19 and 28 may be subject to backup withholding.

         If backup withholding applies, 31% of any such dividends or payments is required to be withheld. Exempt participants (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. In order to qualify as exempt, a foreign individual must submit a statement attesting to that individual's exempt status.

         Forms for certifying a participant's taxpayer identification number and for establishing the exemption of a foreign participant as well as additional information concerning the requirements for certification may be obtained by writing the Plan Administrator at the address set forth in Question 3 or by calling the Plan Administrator at 1-800-368-5948.

                          DESCRIPTION OF CAPITAL STOCK

         The Company is authorized to issue 9,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share. Each share of Common Stock has the same relative rights and is identical in all respects with every other share of Common Stock. The following summary does not purport to be a complete description of the applicable provisions of the Company's Certificate of Incorporation and Bylaws or of applicable statutory or other law, and is qualified in its entirety by reference thereto. See "AVAILABLE INFORMATION."

Common Stock

         Voting Rights. The holders of Common Stock possess exclusive voting rights in the Company. Each holder of Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of holders of Common Stock. Holders of shares of Common Stock are not entitled to cumulate votes for the election of directors.

         Dividends. The holders of Common Stock are entitled to such dividends as the Board of Directors may declare from time to time out of funds legally available therefor. Dividends from the Company depend upon the receipt by the Company of dividends from the Bank because the Company has no source of income other than dividends from the Bank.

         Liquidation. In the event of liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities of the Company.

         Other Characteristics. Holders of Common Stock do not have any preemptive, conversion or other subscription rights with respect to any additional shares of Common Stock which may be issued. Therefore, the Board of Directors may authorize the issuance and sale of shares of capital stock of the Company without first offering them to existing shareholders of the Company. The Common Stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

         The Company's Certificate of Incorporation authorizes the Board of Directors to issue from time to time one or more series of preferred stock with such designations and preferences, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereon, as permitted by law and as fixed from time to time by resolution of the Board of Directors. Because of its broad discretion with respect to the creation and issuance of any series of preferred stock without shareholder approval, the Board of Directors could adversely affect the voting power of the holders of common stock, and by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of the Company in any transaction not approved by the Board of Directors.

                                 USE OF PROCEEDS

         The Company does not know the number of shares of Common Stock that ultimately will be sold under the Plan, or the prices thereof, but the Company intends to use the net proceeds from the sale of Common stock offered pursuant to the Plan for general corporate purposes, including increased lending and investment.

                                 LEGAL OPINIONS

         The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Muldoon, Murphy & Faucette LLP, Washington, D.C., special securities counsel for the Company.

                                     EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Hacker, Johnson, Cohen & Grieb PA, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

         The Company's Certificate of Incorporation requires indemnification of directors, officers, employees and agents of the Company to the fullest extent permitted by Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Plan participants should rely only on the information contained in this Prospectus or incorporated by reference in this Prospectus. The Company and the Bank have not authorized anyone to provide Plan participants with different information.

This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company or the Bank since any of the dates as of which information is furnished in this Prospectus or since the date of this Prospectus.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information ......................................................   1
Incorporation of Certain Information by Reference ..........................   1
Summary Plan Highlights ....................................................   2
The Company ................................................................   4
Risk Factors ...............................................................   4
FFLC Bancorp, Inc. Dividend Reinvestment Plan ..............................   7
Description of Capital Stock ...............................................  18
Use of Proceeds ............................................................  19
Legal Opinions .............................................................  19
Experts ....................................................................  19
Indemnification ............................................................  19



                               FFLC BANCORP, INC.

                                  COMMON STOCK

                           ($0.01 Par Value Per Share)

                           DIVIDEND REINVESTMENT PLAN

                                   PROSPECTUS

                                 January 7, 2000

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other expenses of Issuance and Distribution.

         Estimated expenses are expected to be minimal and will be paid by the Company.

Item 15.  Indemnification of Directors and Officers.

         Article XVI of the Certificate of Incorporation of FFLC Bancorp, Inc. requires indemnification of directors, officers and employees to the fullest extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities:

         145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 16.  Exhibits

         5.    Opinion of Muldoon, Murphy & Faucette LLP
         23.1 Consent of Muldoon, Murphy & Faucette LLP (contained in its opinion)
         23.2  Consent of Hacker, Johnson, Cohen & Grieb PA
         24.   Power of attorney (contained in signature page)
         99.   Authorization form

Item 17.  Undertakings.

         The undersigned hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leesburg, State of Florida, on the 6th day of January, 2000.

                                           FFLC BANCORP, INC.

                                           /s/ Stephen T. Kurtz
                                           --------------------
                                           Stephen T. Kurtz
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of FFLC Bancorp, Inc. (the "Corporation") do hereby severally constitute and appoint Stephen T. Kurtz true and lawful attorney and agent to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Stephen T. Kurtz may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933 in connection with the Registration Statement on Form S-3 relating to the offering of the Corporation's Common Stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Stephen T. Kurtz shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

By: /s/ Stephen T. Kurtz                                 Date: December 30, 1999
    ---------------------------------------
Stephen T. Kurtz
President, Chief Executive Officer
and Director (Principal Executive Officer)

By: /s/ Paul K. Mueller                                 Date:  December 30, 1999
    ---------------------------------------
Paul K. Mueller
Executive Vice President and Treasurer
Chief Financial Officer (Principal Financial and
Accounting Officer)

By: /s/ Joseph J. Junod                                  Date: December 30, 1999
    ---------------------------------------
Joseph J. Junod
Chairman of the Board

By: /s/ Claron D. Wagner                                 Date: December 30, 1999
    ---------------------------------------
Claron D. Wagner
Vice Chairman

By: /s/ James P. Logan                                   Date: December 30, 1999
    ---------------------------------------
James P. Logan
Director

By: /s/ Ted R. Ostrander, Jr.                            Date: December 30, 1999
    ---------------------------------------
Ted R. Ostrander, Jr.
Director

By: /s/ H.D. Robuck, Jr.                                 Date: December 30, 1999
    ---------------------------------------
H.D. Robuck, Jr.
Director